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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Greene County Bancshares, Inc.


We consent to the incorporation by reference in the registration statement of Greene County Bancshares, Inc. on Form S-2 of our report dated January 27, 1995, on our audit of the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 1994, and for the year then ended, which report is included in the 1994 Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P
                                                ---------------------------
                                                COOPERS & LYBRAND L.L.P



Knoxville, Tennessee
January 19, 1996